Exhibit 99.1

WVT Communications Group Reports Second Quarter 2012 Financial Results

Cloud Communications Revenues Increase 169%

Warwick, NY – August 10, 2012 – Warwick Valley Telephone Company (NASDAQ: WWVY), referred to as WVT Communications Group or the Company, the parent company of leading cloud communications pioneers, today announced financial results for its second quarter and six months ended June 30, 2012. Financial results and recent corporate development highlights include:

•	Cloud or unified communications (“UC”) revenues net of eliminations were $3.3 million in second quarter 2012, an increase of 169% from $1.2 million in prior year period
•	Total second quarter revenues increased 18.5% over prior year
•	Provisioning of new business customers for UC services continues at record levels
•	Gross profit was $3.5 million in second quarter 2012, an increase of 20% from $2.9 million in second quarter 2011
•	Gross profit as a percentage of revenues increased to 50.1% in second quarter 2012, from 49.3% second quarter 2011
•	Investments in selling, general and administrative expenses to support Cloud Communications growth strategies continued
•	The Company received $3.25 million in cash distributions and recorded $3.1 million of income from Orange County-Poughkeepsie Limited Partnership (“O-P”) investment for the quarter ended June 30, 2012
•	Second quarter 2012 net loss of $(228,000), or $(0.04) per common share
•	Declared quarterly cash dividend of $0.27 per common share for the second quarter of 2012
•	Ranked #9 in North America Hosted IP Telephony/UC Services Market by Frost & Sullivan*

Second Quarter 2012 Results

Revenues for the three-month period ended June 30, 2012 increased 19% to $6.9 million, as compared to $5.8 million for the same period of 2011. The increase in revenues of over $1 million is primarily attributable to the consolidation of financial results for the acquisition of Alteva and organic unified communications services revenue growth, partially offset by a decline of nearly $1 million in Telephone segment revenues.

In the first quarter of 2012, the Company realigned its segment reporting and management structure as a result of the Alteva acquisition in 2011. The Company’s segments are strategic business units that offer different products and services and are now managed as Telephone service and Unified Communications (“UC”) or Cloud Communications services. Revenues discussed in this press release for periods prior to the first quarter of 2012 have been presented on the basis of the new segment reporting.

UC services revenues net of eliminations were $3.3 million in the second quarter of 2012, an increase of 169% from $1.2 million in the prior year period. Telephone services revenues net of eliminations were $3.6 million in the second quarter of 2012, a decrease from $4.6 million in the corresponding 2011 period. As a percentage of consolidated revenue, the UC segment contributed 47% of revenues in the second quarter as compared with 21% in the same period of the prior year and 46% in the first quarter of 2012. The Telephone segment contributed 53% of revenues in the second quarter as compared with 79% in the second quarter of 2011 and 54% in the first quarter of 2012.

Gross profit increased by 20% to $3.5 million in the second quarter of 2012 from $2.9 million in the same period of 2011. Gross profit as a percentage of revenues increased to 50.1% in the second quarter 2012 from 49.3% in the 2011 period. The improvement in gross profit in dollars as well as on a margin basis primarily reflects the substantial increase in consolidated revenues contributed from higher margin UC segment revenues as a percentage of total revenues in the second quarter as compared to the earlier period.

Selling, general and administrative (“SG&A”) expenses in the second quarter of 2012 increased to $5.6 million from $4.1 million in the corresponding period of 2011. The 37% increase in SG&A expenses reflects the additional operating expenses for Alteva as well as the current and ongoing requirements to support the Company’s Cloud Communications growth strategies. Included in SG&A for the three months ended June 30, 2012 was $203,000 of nonrecurring charges. These charges were primarily professional fees and other costs related to the Alteva acquisition and the corporate restructuring.

Total other income for the three-month period ended June 30, 2012 was $3.1 million as compared to $2.2 million for the same period in 2011. This increase is primarily due to O-P distributions of $1.5 million in excess of the Company’s share of the O-P earnings for the period. This increase was partially offset by lower O-P earnings as a result of the transition from wholesale to retail.

For the three-month period ended June 30, 2012, the Company had a net loss of $(228,000), or $(0.04) per basic and diluted share, compared to a net loss of $(240,000), or $(0.05) per basic and diluted share, for the three-month period ended June 30, 2011.

Balance Sheet and Subsequent Events

WVT Communications Group had $1.7 million of cash, cash equivalents and short-term investments available at June 30, 2012 as compared with $4.8 million at December 31, 2011. The decrease was primarily related to the purchase of network equipment and seat licenses, the increased level of operating expenses, and payment of dividends. Capital expenditures for the first six months of 2012 were $1.5 million compared to $1.8 million in the same period of the prior year.

The Board of Directors of WVT Communications Group declared a regular quarterly dividend of $0.27 per share on the Company’s common shares. The dividend was paid on June 29, 2012 to shareholders of record as of June 25, 2012. In addition, the Board of Directors declared the regular quarterly dividend of $1.25 per share on the outstanding 5,000 shares of the Company's 5% Preferred Shares that was paid on June 29, 2012 to shareholders of record as of June 25, 2012. Dividends distributed by the Company are paid using the cash distributions from the O-P.

Management Comments

“As we move through the halfway mark of 2012, we are making solid progress with investments to build out our platform for sustainable long term growth,” said Duane W. Albro, WVT Communication Group’s Chief Executive Officer. “This follows last year’s pinnacle achievement of acquiring and integrating Alteva to accelerate our Cloud Communications strategy. With the investments and corporate developments of 2012, we will have set the stage for significant scalability through organic growth and potential acquisitions as well for margin and profit improvements in the years to come.

“We are pleased to report our UC revenues growing by 169% year-over-year and that we continue to maintain a record level of provisioning business customers for addition to our platform. In the second quarter of 2012, our UC segment contributed nearly half of our consolidated revenue, which is more than double the amount contributed in the same period one year ago. We are clearly demonstrating increasing prominence in Cloud Communications as evidenced by Frost & Sullivan ranking us as the ninth largest hosted IP telephony and UC services provider in North America.

“To bolster our position for future growth, we have been strengthening our executive management team, substantially increased our office space to accommodate our expanded sales and marketing staff, invested in information systems and network infrastructure to assure the highest level of service to our growing customer base, and have been enhancing our corporate governance. From a small company operating in a limited territory offering regulated landline telephone services, we are now nationally ranked with a diversified business focused on the large and growing market for Cloud Communications.”

Conference Call

The Company will conduct a conference call to discuss second quarter results today at 9:00 a.m. eastern. Investors and other interested parties can listen to the call by dialing the participant numbers of 877-317-6789 (toll free) or 412-317-6789, no access code required, approximately 10 minutes prior to the start of the conference call. The conference call will also be webcast live on the WVT Communications Group website at www.wvtcg.com.

A replay of this conference call will also be available by dialing 877-344-7529 (toll free) or 412-317-0088, access code: 10016612, beginning 11:00 a.m. eastern on August 10 through August 27, and via the investor relations section of the Company’s website.

# # #

WVT Communications Group is a world technology leader in providing cloud-based Unified Communications (UC) solutions for small, medium and enterprise businesses. Founded in 1902, the Company has continued to adapt and remain on the forefront of technology, chiseling its position among the most stable and respected communications vendors on the globe. Moving forward, it is forging the new model that communications providers, large and small, are striving to emulate. WVT Communications Group is merging new innovations, such as those from Alteva and USA Datanet, with proven technology from industry leaders like Microsoft, Cisco, BroadSoft, Panasonic, and Polycom to build the ideal hosting architecture for communications.

Through its USA Datanet (targeting businesses under 35 employees), Alteva (targeting businesses over 35 employees and those with branch offices), and Warwick Valley Telephone (a highly respected traditional telecom provider turned premier regional broadband company) businesses, WVT Communications Group is enabling businesses of any size to communicate more efficiently with hassle-free communications tools. By overlaying a UC division on its stabile, regional broadband company, WVT Communications Group has positioned itself in front of its peer legacy telecom companies and created an evolutionary change in its strategy. With this, the company may offer its residential customers a similar suite of UC applications and services for use in a home environment that its business customers can enjoy. Visit www.wvtcg.com or call 855-U-GO-CLOUD.

All trademarks are the properties of their respective owners.

*Frost & Sullivan Analysis, March 2012

Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements, without limitation, regarding expectations, beliefs, intentions or strategies regarding the future. WVT Communications Group intends that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause WVT Communications Group's actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions, both nationally and in the geographic regions in which WVT Communications Group operates; industry capacity; demographic changes; technological changes and changes in consumer demand; the successful integration of WVT Communication Group's acquired businesses; existing governmental regulations and changes in, or the failure to comply with, governmental regulations; legislative proposals relating to the businesses in which WVT Communication Group operates; reduction in cash distributions from the Orange County-Poughkeepsie Limited Partnership; competition; or the loss of any significant ability to attract and retain qualified personnel. Given these uncertainties, current and prospective investors should be cautioned in their reliance on such forward-looking statements. Except as required by law, WVT Communications Group disclaims any obligation to update any such factors or to publicly announce the results of any revision to any of the forward-looking statements contained herein to reflect future events or developments. A more comprehensive discussion of risks, uncertainties and forward-looking statements may be seen in WVT Communications Group's Annual Report on Form 10-K and other periodic filings with the U.S. Securities and Exchange Commission.

Investor contact:

Jordan Darrow

Darrow Associates, Inc.

(631) 367-1866

jdarrow@darrowir.com

PR Contact:

Melissa Lande

Lande PR

212-706-9003

mlande@landepr.com

(tables follow)

WARWICK VALLEY TELEPHONE COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

($ in thousands except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Operating revenues
Telephone	$3,634	$4,600	$7,441	$9,348
Unified Communications	3,252	1,211	6,526	2,641
Total operating revenues	6,886	5,811	13,967	11,989
Operating expenses
Cost of services and products (exclusive of
depreciation and amortization expense)	3,434	2,944	6,982	6,191
Selling, general and administrative expenses	5,603	4,103	11,011	7,588
Depreciation and amortization	1,296	1,341	2,575	2,738
Total operating expenses	10,333	8,388	20,568	16,517
Operating loss	(3,447)	(2,577)	(6,601)	(4,528)
Other income (expense)
Interest income (expense)	(112)	2	(169)	59
Income from equity method investment	3,096	2,198	4,521	5,416
Other income (expense), net	136	9	131	15
Total other income (expense)	3,120	2,209	4,483	5,490
Income (loss) before income taxes	(327)	(368)	(2,118)	962
Income taxes (benefit)	(99)	(128)	(656)	330
Net income (loss)	(228)	(240)	(1,462)	632
Preferred dividends	7	7	13	13
Income (loss) applicable to common stock	$(235)	$(247)	$(1,475)	$619
Basic earnings (loss) per share	$(0.04)	$(0.05)	$(0.26)	$0.11
Basic earnings (loss) per puttable common share	$(0.04)	$0.00	$(0.26)	$0.00
Diluted earnings (loss) per share	$(0.04)	$(0.05)	$(0.26)	$0.11
Diluted earnings (loss) per puttable common share	$(0.04)	$0.00	$(0.26)	$0.00
Weighted average shares of common stock
used to calculate earnings per share
Basic	5,730,702	5,406,894	5,722,824	5,400,822
Basic (puttable common)	272,479	0	272,479	0
Diluted	5,730,702	5,406,894	5,722,824	5,424,287
Diluted (puttable common)	272,479	0	272,479	0
Dividends declared per common share	$0.27	$0.26	$0.54	$0.52

WARWICK VALLEY TELEPHONE COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands except share and per share amounts)

	June 30,	December 31,
	2012	2011
Assets	(Unaudited)
Current assets
Cash and cash equivalents	$1,430	$4,575
Short term investments	260	259
Accounts receivable - net of allowance for uncollectibles - $613 and $759 in 2012 and 2011, respectively	3,527	2,717
Other accounts receivable	199	174
Materials and supplies	794	832
Prepaid expenses	929	731
Prepaid income taxes	3,371	2,715
Deferred Income taxes	405	405
Total current assets	10,915	12,408
Property, plant and equipment, net	24,949	25,425
Unamortized debt issuance costs	6	45
Intangible assets, net	8,446	8,605
Investments	0	1,979
Goodwill	9,121	9,121
Other assets	336	333
Total assets	$53,773	$57,916
Liabilities and Shareholders' Equity
Current liabilities
Short-term borrowings	$7,325	$5,600
Current maturities of long-term debt	380	1,139
Accounts payable	1,595	1,715
Amounts due in connection with business acquisition	2,247	2,377
Derivative liability in connection with business acquisition	66	131
Advance billing and payments	382	390
Customer deposits	45	51
Accrued taxes	774	521
Pension and postretirement benefit obligations	622	622
Other accrued expenses	2,519	3,347
Total current liabilities	15,955	15,893
Amounts due in connection with business acquisition	484	472
Deferred income taxes	1,503	1,358
Pension and postretirement benefit obligations	9,613	9,915
Total liabilities	27,555	27,638
Commitments and contingencies
Puttable common stock, $.01 par value, 272,479 shares issued and outstanding	4,125	4,125
Shareholders' equity
Preferred shares - $100 par value; authorized and issued shares of 5,000;
$0.01 par value authorized and unissued shares of 10,000,000	500	500
Common stock - $0.01 par value; authorized shares of 10,000,000
issued 6,309,569 and 6,217,839 shares at June 30, 2012 and December 31, 2011, respectively	63	62
Treasury stock - at cost, 788,825 and 735,391 shares of common stock at June 30, 2012 and December 31, 2011, respectively	(7,049)	(6,262)
Additional paid in capital	7,265	6,191
Accumulated other comprehensive loss	(4,720)	(4,979)
Retained earnings	26,034	30,641
Total shareholders' equity	22,093	26,153
Total liabilities and shareholders' equity	$53,773	$57,916